                                                                     EXHIBIT 2.1










                            MCK COMMUNICATIONS, INC.

                        STOCK AND NOTE PURCHASE AGREEMENT

                         ------------------------------

                            DATED AS OF JUNE 27, 1996

                         ------------------------------





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                                TABLE OF CONTENTS
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
Section 1         AUTHORIZATION AND CLOSING.................................................      1

         1.1.              Authorization of Redeemable Stock and Notes......................      1

         1.2.              Convertible Stock................................................      1

         1.3.              Purchase and Sale of Stock and Notes.............................      1

         1.4.              The Closing......................................................      1

Section 2         CONDITIONS TO CLOSING.....................................................      2

         2.1.              Obligations of the Purchasers....................................      2

         2.2.              Obligations of MCK Nevada and MDI................................      5

Section 3         COVENANTS.................................................................      2

         3.1.              Financial Statements and Other Information.......................      2

         3.2.              Inspection of Property...........................................      4

         3.3.              Negative Covenants...............................................     .4

         3.4.              Affirmative Covenants............................................      7

         3.5.              Convertible Stock Restrictions...................................      8

         3.6.              Compliance with Agreements.......................................      9

         3.7.              Current Public Information.......................................      9

         3.8.              Preemptive Rights................................................     10

         3.9.              Use of Proceeds from Sale of Notes and Redeemable Stock..........     11

         3.10.             Use of Proceeds from Initial Public Offerings....................     11

Section 4         TRANSFER OF RESTRICTED SECURITIES.........................................     12

         4.1.              General Provisions...............................................     12

         4.2.              Opinion Delivery.................................................     12

         4.3.              Rule 144A........................................................     12

         4.4.              Legend Removal...................................................     12

Section 5         REPRESENTATIONS AND WARRANTIES OF REPRESENTING PARTIES....................     12

         5.1.              Organization, Corporate Power and Licenses.......................     12

         5.2.              Capital Stock and Related Matters................................     13

         5.3.              Subsidiaries; Investments........................................     14

         5.4.              Authorization, No Breach.........................................     14

         5.5.              Financial Statements.............................................     16


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                                TABLE OF CONTENTS
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


         5.6.              Absence of Undisclosed Liabilities...............................     17

         5.7.              No Material Adverse Change.......................................     17

         5.8.              Absence of Certain Developments..................................     17

         5.9.              Assets...........................................................     18

         5.10.             Tax Matters......................................................     19

         5.11.             Contracts and Commitments........................................     19

         5.12.             Intellectual Property Rights.....................................     21

         5.13.             Litigation, etc..................................................     23

         5.14.             Brokerage........................................................     23

         5.15.             Insurance........................................................     23

         5.16.             Employees........................................................     23

         5.17.             Employee Benefits................................................     24

         5.18.             Real Property Holding Corporation Status.........................     25

         5.19.             Compliance with Laws.............................................     25

         5.20.             Affiliated Transactions..........................................     25

         5.21.             Customers and Suppliers..........................................     26

         5.22.             Disclosure.......................................................     26

Section 6         REPRESENTATIONS AND WARRANTIES OF PURCHASERS..............................     26

         6.1.              Organization Corporate Power and Licenses........................     26

         6.2.              Authorization, No Breach.........................................     27

         6.3.              Litigation etc...................................................     27

         6.4.              Brokerage........................................................     28

         6.5.              Disclosure.......................................................     28

         6.6.              Investment Representations.......................................     28

Section 7         DEFINITIONS...............................................................     28

         7.1.              Definitions......................................................     28

Section 8         INDEMNIFICATION...........................................................     33

         8.1.              Indemnification by the Shareholders..............................     33

         8.2.              Claims for Indemnification.......................................     33

         8.3.              Defense by Shareholders..........................................     34



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                                TABLE OF CONTENTS
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


         8.4.              Limits...........................................................     35

Section 9         MISCELLANEOUS.............................................................     36

         9.1.              Expenses.........................................................     36

         9.2.              Remedies.........................................................     36

         9.3.              Treatment of the Redeemable Stock................................     37

         9.4.              Consent to Amendments............................................     37

         9.5.              Survival of Representations and Warranties.......................     37

         9.6.              Successors and Assigns...........................................     37

         9.7.              Severability.....................................................     37

         9.8.              Counterparts.....................................................     38

         9.9.              Descriptive Headings, Interpretation.............................     38

         9.10.             Governing Law....................................................     38

         9.11.             Notices..........................................................     38

         9.12.             No Strict Construction...........................................     39




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                                LIST OF SCHEDULES
                                -----------------

Schedule of Purchasers

Schedule of Option Grants

Disclosure Schedule

Purchaser Disclosure Schedule


                                LIST OF EXHIBITS
                                ----------------

Exhibit A    -   Articles of Incorporation

Exhibit B    -   Form of Note

Exhibit C    -   Registration Agreement

Exhibit D    -   Stockholders Agreement

Exhibit E    -   Put/Call Agreement

Exhibit F    -   Stock Pledge Agreement

Exhibit G    -   Opinion of Counsel to MCK Nevada

Exhibit H    -   Opinion of Macleod Dixon

Exhibit I    -   Release

Exhibit J    -   Non-Competition Agreement




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





                        STOCK AND NOTE PURCHASE AGREEMENT



         THIS STOCK AND NOTE PURCHASE AGREEMENT is made as of June 27,1996, by and among MCK Telecommunications Inc., a corporation organized under the laws of the Province of Alberta ("MCK CANADA"), MCK Communications Inc., a corporation organized under the laws of the State of Nevada ("MCK NEVADA"), Cal Manz ("MANZ"), Manz Developments, Inc., a corporation organized under the laws of the Province of Alberta ("MDI"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "PURCHASERS" and individually as a "PURCHASER"). Except as otherwise provided herein, capitalized terms used herein are defined in Section 7 hereof.

         The parties hereto hereby agree as follows:

                                   SECTION 1

                            AUTHORIZATION AND CLOSING

         1.1 AUTHORIZATION OF REDEEMABLE STOCK AND NOTES. MCK Nevada has authorized the issuance and sale to the Purchasers of (a) 13,333,333 shares of its Series A Redeemable Preferred Stock (the "REDEEMABLE STOCK"), having the rights and preferences set forth in EXHIBIT A attached hereto, and (b) Class A Subordinated Promissory Notes in the aggregate original principal amount of Five Million Dollars ($5,000,000.00) and each in the form attached hereto as EXHIBIT B appropriately completed (the "NOTES").

         1.2 CONVERTIBLE STOCK. MDI has authorized the sale to the Purchasers of 3,968,384 outstanding shares of Series B Convertible Preferred Stock of MCK Nevada (the "CONVERTIBLE STOCK"), having the rights and preferences set forth in EXHIBIT A attached hereto.

         1.3 PURCHASE AND SALE OF STOCK AND NOTES. At the Closing, MCK Nevada shall issue and sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from MCK Nevada the number of shares of Redeemable Stock and the aggregate principal amount of Notes set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS attached hereto, at the aggregate price set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS. Further, at the Closing, MDI shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from MDI the number of shares of Convertible Stock set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS at the aggregate price set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS. The sale of the Redeemable Stock, the Convertible Stock and the Notes to each Purchaser shall constitute a separate sale hereunder.

         1.4 THE CLOSING. The closing of the separate purchases and sales of the Redeemable Stock, the Convertible Stock and the Notes (the "CLOSING") shall take place at the offices of Macleod Dixon, 3700 Canterra Tower, 400 Third Avenue S.W., Calgary, Alberta Canada, at 10:00 a.m. on June 27, 1996, or at such other place or on such other date as may be mutually agreeable to MDI, MCK Nevada and each Purchaser. At the Closing, (a) MCK Nevada shall deliver to each Purchaser stock certificates evidencing the Redeemable Stock to be purchased by such Purchaser and instruments evidencing the Notes to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, (b) MDI shall deliver to each Purchaser stock certificates, duly endorsed for transfer, evidencing the Convertible Stock to be purchased by such Purchaser, (c) the Purchasers shall remit payment of the purchase price for the Redeemable Stock and the Notes by a check or wire transfer of immediately available funds to the U.S. dollar trust account of Macleod Dixon at The Toronto-Dominion Bank, #2 Calgary Place, 340 - 5th Avenue S.W., Calgary, Alberta T2P OL3, in the aggregate amount set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS attached hereto and (d) the Purchasers shall remit payment of the purchase price for the Convertible Stock by a check or wire transfer of immediately available funds to the U.S. dollar trust account of Macleod Dixon at the Toronto-Dominion Bank, #2 Calgary Place, 340 - 5th Avenue S.W., Calgary, Alberta T2P OL3, in the aggregate amount set forth opposite such Purchaser's name on the Schedule of Purchasers.

                                   SECTION 2

                              CONDITIONS TO CLOSING

         2.1 OBLIGATIONS OF THE PURCHASERS. The obligation of each Purchaser to purchase and pay for the Notes, the Redeemable Stock and the Convertible Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing as though then made and MCK Canada, MCK Nevada, MDI and Manz shall have performed all of the covenants required to be performed by them hereunder prior to the Closing.

                  (b) ARTICLES OF INCORPORATION. MCK Nevada's Articles of Incorporation (the "ARTICLES OF INCORPORATION") shall have been duly amended and restated to include the provisions set forth in EXHIBIT A attached hereto, shall be in full force and effect under the laws of the State of Nevada as of the Closing as so amended and restated and shall not have been further amended or modified.

                  (c) REGISTRATION AGREEMENT. MCK Nevada, the Purchasers and MDI shall have entered into a registration agreement in the form of EXHIBIT C attached hereto (the "REGISTRATION AGREEMENT"), and the Registration Agreement shall be in full force and effect as of the Closing.

                  (d) STOCKHOLDERS AGREEMENT. MCK Nevada, the Purchasers and MDI shall have entered into a stockholders agreement in the form of EXHIBIT D attached hereto (the "STOCKHOLDERS AGREEMENT"), and the Stockholders Agreement shall be in full force and effect as of the Closing.




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


                  (e) PUT/CALL AGREEMENT. MCK Nevada and MDI shall have entered into a put/call agreement in the form attached hereto as EXHIBIT E (the "PUT/CALL AGREEMENT"), and the Put/Call Agreement shall be in full force and effect as of the Closing.

                  (f) KEY-MAN LIFE INSURANCE. MCK Nevada shall have initiated procedures to obtain a key-man life insurance policy on the life of Cal Manz in the face amount of $1,000,000. Such insurance policy shall name MCK Nevada as beneficiary and shall provide that such insurance policy may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to the Purchasers.

                  (g) BOARD OF DIRECTORS. MCK Nevada shall have taken all action necessary to provide for the appointment of Gregory M. Avis, Paul K. Zurlo and Cal Manz to serve as members of MCK Nevada's Board of Directors.

                  (h) SECURITIES LAW COMPLIANCE. MCK Nevada shall have made all filings under all applicable securities laws necessary to consummate the issuance of the Notes, the Redeemable Stock and the Convertible Stock pursuant to this Agreement in compliance with such laws.

                  (i) AMENDMENT OF EURO NOMINEES AGREEMENT. MCK Canada and Euro Nominees, a body corporate organized under the laws of Grand Cayman Island ("Euro Nominees"), shall have amended that certain Share Purchase and Sale Agreement dated March 29, 1996 to fix the amount owed by MCK Canada to Euro Nominees pursuant thereto at Canadian $1,575,000.00, and such amendment shall be in full force and effect.

                  (j) AMENDMENT OF NMI AGREEMENT. MCK Canada and MDI shall have amended that certain Share Purchase and Sale Agreement dated March 29, 1996 to fix the elected amount upon exchange of shares at Canadian $675,000.00.

                  (k) STOCK PLEDGE AGREEMENT. MCK Nevada shall have executed and delivered a Stock Pledge Agreement in the form attached hereto as EXHIBIT F (the "Pledge Agreement"), and the Pledge Agreement shall be in full force and effect as of the Closing.

                  (l)      LEGAL OPINIONS.

                           (i) Each Purchaser shall have received from Allison,
MacKenzie, Hartman, Soumbeniotis & Russell, Ltd., counsel for MCK Nevada, an opinion with respect to the matters set forth in EXHIBIT F attached hereto, which shall be addressed to each Purchaser, dated the date of the Closing and in form and substance reasonably satisfactory to each Purchaser.

                           (ii) Each Purchaser shall have received from Macleod
Dixon, counsel for MCK Canada, MDI and Manz, an opinion with respect to the matters set forth in EXHIBIT G attached hereto, which shall be addressed to each Purchaser, dated the date of the Closing and in form and substance reasonably satisfactory to each Purchaser.




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

                  (m) OPTION PLAN. MCK Nevada shall have adopted a stock option plan in form and substance reasonably satisfactory to the Purchasers, and shall have reserved an aggregate of 453,061 shares of Common Stock for issuance pursuant thereto.

                  (n) RELEASE. Euro Nominees shall have executed and delivered a Release in substantially the form attached hereto as EXHIBIT I (the "Release"), and the Release shall be in full force and effect as of the Closing.

                  (o) NON-COMPETITION AGREEMENTS. Cal Manz, Gordon Campbell, Wayne Leibel, Bruce K. Meyer, Juergen Geibler, Roy Phillips, Heinz Mesiatowsky and J. Dexter Lindsay shall each have executed and delivered a Non-Competition Agreement with MCK Canada in substantially the form attached hereto as EXHIBIT J (the "Non-Competition Agreements"), and the Non-Competition Agreements shall be in full force and effect as of the Closing.

                  (p) CLOSING DOCUMENTS. MCK Nevada shall have delivered to each Purchaser all of the following documents:

                           (i) an Officer's Certificate, dated the date of the
Closing, stating that the conditions specified in Section 1 and Section 2 have been fully satisfied and that the representations and warranties set forth in
Section 5 hereof are true and correct as of the Closing Date;

                           (ii) certified copies of (A) the resolutions duly
adopted by MCK Nevada's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement, the Put/Call Agreement, the Pledge Agreement and each of the other agreements contemplated hereby, the filing of the amendment to the Articles of Incorporation referred to in Section 2.1(b), the issuance and sale of the Redeemable Stock and the Notes and the consummation of all other transactions contemplated by this Agreement, and (B) the resolutions duly adopted by MCK Nevada's shareholders adopting the amendment to the Articles of Incorporation referred to in Section 2.1(b);

                           (iii) certified copies of MCK Nevada's Articles of
Incorporation and the Bylaws, each as in effect at the Closing;

                           (iv) copies of all third party and governmental
consents, approvals and filings required in connection with the consummation of the transactions contemplated hereby (including, without limitation, all securities law filings and waivers of all preemptive rights and rights of first refusal); and

                           (v) such other documents relating to the transactions
contemplated by this Agreement as any Purchaser or its counsel may reasonably request.

                  (q) EXPENSES. At the Closing, MCK Nevada shall have reimbursed or made adequate provision for reimbursing the Purchasers for the fees and expenses of their counsel as provided in Section 9.1 hereof.

                  (r) PROCEEDINGS. All corporate and other proceedings taken or required to be taken by MCK Nevada in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its counsel.

                  (s) WAIVER. Any condition specified in this Section 2.1 (except any condition requiring or in the nature of a governmental approval or consent) may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

         2.2 OBLIGATIONS OF MCK NEVADA AND MDI. The obligation of MCK Nevada to deliver instruments and stock certificates representing the Notes and the Redeemable Stock and MDI to deliver endorsed stock certificates representing the Convertible Stock, at the Closing, is subject to the satisfaction as of the Closing of the following conditions:

                  (a)      REPRESENTATIONS AND WARRANTIES: COVENANTS.
The representations and warranties of the Purchasers contained in Section 6 hereof shall be true and correct at and as of the Closing as though then made and the Purchasers shall have performed all of the covenants required to be performed by them hereunder prior to the Closing.

                  (b) SECURITIES LAW COMPLIANCE. MCK Nevada shall have made all filings under all applicable securities laws necessary to consummate the issuance of the Notes, the Redeemable Stock and the Convertible Stock pursuant to this Agreement in compliance with such laws.

                  (c) LEGAL OPINIONS. Each of MCK Canada, MCK Nevada, MDI and Manz shall have received from Allison, MacKenzie, Hartman, Soumbeniotis & Russell, Ltd., counsel for MCK Nevada, an opinion with respect to the matters set forth in EXHIBIT G attached hereto, which shall be addressed to each of MCK Canada, MCK Nevada, MDI and Manz dated the date of Closing and in form and substance reasonably satisfactory to each of MCK Canada, MCK Nevada, MDI and Manz.

                  (d) OPTION PLAN. MCK Nevada shall have adopted a stock option plan in form and substance reasonably satisfactory to Manz, and shall have reserved an aggregate of 453,061 shares of Common Stock for issuance pursuant thereto.

                  (e) CLOSING DOCUMENTS. The Purchasers shall have delivered all of the following:

                           (i) an Officer's Certificate of each Purchaser, dated
the date of the Closing, stating that the conditions specified in Section 2.2 have been fully satisfied and that





                                     - 5 -
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the representation and warranties of such Purchaser set forth in Section 6 hereof are true and correct as of the Closing Date;

                           (ii) copies of all third party and governmental
consents, approvals and filings required in connection with the consummation of the transactions contemplated hereby (including, without limitation, all securities law filings and waivers of all preemptive rights and rights of first refusal); and

                           (iii) such other documents relating to the
transactions contemplated by this Agreement as any of MCK Nevada, MCK Canada, MDI, Manz or its counsel may reasonably request.

                  (f) PAYMENTS. At the Closing, the Purchasers shall have made the payments required by Sections 1.4(c) and 1.4(d) of this Agreement.

                  (g) PROCEEDINGS. All corporate and other proceedings taken or required to be taken by each of the Purchasers in connection with the transaction contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each of MCK Nevada, MCK Canada, MDI, Manz and its counsel.

                  (h) WAIVER. Any condition specified in this Section 2.2 (excepting any condition requiring or in the nature of a governmental approval or consent) may be waived if consented to by each of MCK Nevada, MCK Canada, MDI and Manz; provided that no such waiver shall be effective as against MCK Nevada, MCK Canada, MDI and Manz unless it is set forth in a writing executed by each of MCK Nevada, MCK Canada, MDI and Manz.

                                    SECTION 3

                                    COVENANTS

         3.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. MCK Nevada shall deliver to each Purchaser (so long as such Purchaser holds at least 10% of the aggregate principal amount of the Notes, 10% of the outstanding Redeemable Stock, 10% of the outstanding Convertible Stock or Investor Common Stock) and to each transferee of a Purchaser who is the holder of at least 25% of the aggregate principal amount of the Notes, 25% of the outstanding Redeemable Stock or 25% of the outstanding Convertible Stock or Investor Common Stock:

                  (a) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of MCK Nevada and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of MCK Nevada and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to MCK Nevada's annual budget and, after May 1, 1997, to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied,





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

subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by MCK Nevada's chief financial officer;

                  (b) within 90 days after the end of each fiscal year, consolidated statements of income and cash flows of MCK Nevada and its Subsidiaries for such fiscal year, and consolidated balance sheets of MCK Nevada and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to MCK Nevada's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and, with respect to the consolidated portions of such statements (but not with respect to the annual budget), accompanied by an opinion containing no exceptions or qualifications of a "Big Six" accounting firm;

                  (c) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for MCK Nevada and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by MCK Nevada and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation;

                  (d) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse change, event or circumstance affecting MCK Nevada or any Subsidiary (including, without limitation, the filing of any material litigation against MCK Nevada or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof; and

                  (e) with reasonable promptness, such other information and financial data concerning MCK Nevada and its Subsidiaries as any Person entitled to receive information under this Section 3.1 may reasonably request. Each of the financial statements referred to in Section 3.1(a) or 3.1(b) above shall present fairly in all material respects the consolidated financial condition, results of operations and cash flows of MCK Nevada in accordance with generally accepted accounting principles applied on a consistent basis as of the dates and for the periods set forth therein, subject, in the case of the unaudited financial statements, to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of MCK Nevada and its Subsidiaries taken as a whole). Notwithstanding the foregoing, the provisions of this Section
3.1 and Section 3.2 below shall cease to be effective so long as MCK Nevada is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements. Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding MCK Nevada and its Subsidiaries under this Section 3.1 and Section 3.2 below shall use the same standards and controls which such Person uses to maintain the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain the confidentiality of all nonpublic information of MCK Nevada or any of its Subsidiaries obtained by it pursuant to this Section 3.1 and Section 3.2 below; PROVIDED THAT each such Person may disclose such information in connection with the sale or transfer of any Notes, Redeemable Stock, Convertible Stock or Investor Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof. For purposes of this Agreement and the Registration Agreement, all holdings of Notes, Redeemable Stock, Convertible Stock and Investor Common Stock by Persons who are Affiliates of each other (which, for this purpose, shall also include Persons which have received distributions of Redeemable Stock, Convertible Stock or Investor Common Stock from a partnership holding such securities) shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Registration Agreement.

         3.2 INSPECTION OF PROPERTY. MCK Nevada shall permit any representatives designated by any Purchaser (so long as such Purchaser holds any Notes, Redeemable Stock, Convertible Stock or Investor Common Stock) or any transferee of a Purchaser who is the holder of at least 25% of the aggregate principal amount of the Notes, 25% of the outstanding Redeemable Stock or 25% of the outstanding Convertible Stock or Investor Common Stock, upon reasonable notice and during normal business hours and at such other times as any such Person may reasonably request, to (a) visit and inspect any of the properties of MCK Nevada and its Subsidiaries, (b) examine the corporate and financial records of MCK Nevada and its Subsidiaries and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of MCK Nevada and its Subsidiaries.

         3.3 NEGATIVE COVENANTS. So long as any Notes or Redeemable Stock remain outstanding, MCK Nevada shall not, without the prior consent of a majority in interest of the Purchasers:

                  (a) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities other than the Redeemable Stock pursuant to the terms of the Articles of Incorporation;

                  (b) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of MCK Nevada's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities), other than (i) the Redeemable Stock or Convertible Stock pursuant to the terms of the Articles of Incorporation and (ii) repurchases at cost of Common Stock from former employees of MCK Nevada its Subsidiaries upon termination of employment or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation fights, phantom stock plans or similar rights or plans;

                  (c) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or
(ii) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to Common Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

                  (d) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned Subsidiary), except for (i) reasonable advances to employees in the ordinary course of business, (ii) acquisitions permitted pursuant to
Section 3.3(h) below and (iii) Investments not exceeding $10,000 in any twelve-month period or $25,000 at any time in the aggregate;

                  (e) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a merger or consolidation between or among Wholly-Owned Subsidiaries) (a "COMPANY MERGER"), unless prior to or contemporaneously with the consummation of such transaction MCK Nevada repays all outstanding Indebtedness pursuant to the Notes and redeems all of the outstanding Redeemable Stock pursuant to the terms of the Articles of Incorporation;

                  (f) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 20% of the consolidated assets of MCK Nevada and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by MCK Nevada's Board of Directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business) (a "COMPANY SALE"), unless prior to or contemporaneously with the consummation of such transaction MCK Nevada repays all outstanding Indebtedness pursuant to the Notes and redeems all of the outstanding Stock pursuant to the terms of the Articles of Incorporation;

                  (g) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

                  (h) acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture that is not a strategic alliance within MCK Nevada's ordinary course of business as previously conducted, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $25,000 in any one transaction or series of related transactions or exceeding $50,000 in any twelve-month period;

                  (i) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the development, production, marketing and sales of products for the telecommunications industry and similar or related businesses;

                  (j) become subject to, or permit any of its Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (i) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, MCK Nevada or another Subsidiary or (ii) MCK Nevada's right to perform the provisions of this Agreement, the Registration Agreement, the Stockholders Agreement, the Pledge Agreement, the Articles of Incorporation or the Bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions of the Redeemable Stock);

                  (k) make any amendment to the Articles of Incorporation or Bylaws or file any resolution of the board of directors with any governmental agency containing any provisions which would increase the number of authorized shares of the Redeemable Stock or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Redeemable Stock under this Agreement, the Articles of Incorporation, the Bylaws, the Registration Agreement, the Pledge Agreement or the Stockholders Agreement;

                  (l) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees, shareholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

                  (m) establish or acquire any Subsidiaries other than (i) MCK Canada or (ii) Wholly-Owned Subsidiaries;

                  (n) except as expressly provided for in any budget approved by the Board of Directors, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding an aggregate principal amount of $50,000 outstanding at any time on a consolidated basis;

                  (o) except as expressly provided for in any budget approved by the Board of Directors, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens other than Permitted Liens;

                  (p) except as expressly provided for in any budget approved by the Board of Directors, make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $50,000 in the aggregate on a consolidated basis during any twelve-month period;

                  (q) except as expressly provided for in any budget approved by the Board of Directors, enter into any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements exceeds $50,000 on a consolidated basis for any twelve-month period;

                  (r) amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing, adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than pursuant to the stock option plan referred to in Section 3.4(f) below;

                  (s) issue or sell, or permit any Subsidiary to issue or sell, any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than MCK Nevada or a Wholly-Owned Subsidiary; or

                  (t) borrow against, pledge, assign, modify, cancel or surrender the key-man life insurance policy referred to in Section 2.1(f) hereof.

         3.4 AFFIRMATIVE COVENANTS. So long as any Notes or Redeemable Stock remain outstanding, MCK Nevada shall, and shall cause each Subsidiary to:

                  (a) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

                  (b) maintain and keep its material properties in good repair, working order and condition, and from time to time make all repairs, renewals and replacements necessary for the conduct of its businesses;

                  (c) pay and discharge when payable all material taxes, assessments and governmental. charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its consolidated financial statements with respect thereto;

                  (d) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                  (e) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of MCK Nevada and its Subsidiaries taken as a whole;

                  (f) (i) maintain a stock option plan for the benefit of the employees of MCK Nevada and its Subsidiaries pursuant to which 453,061 shares of Common Stock will be reserved for issuance; and

                           (ii) grant stock options as set forth on the SCHEDULE
OF OPTION GRANTS attached hereto, to the employees of MCK Canada named on such schedule, to purchase the number of shares set forth opposite each such employee's name, at an exercise price of $0.15 per share, having the general terms set forth on such schedule;

                  (g) apply for and continue in force at the expense of MCK Nevada adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

                  (h) maintain the key-man life insurance policy referred to in Section 2.1(f) hereof,

                  (i) possess and maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights;

                  (j) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its consolidated financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

                  (k) enter into and maintain nondisclosure and, on a best efforts basis, noncompete agreements with its key employees.

         3.5 CONVERTIBLE STOCK RESTRICTIONS. Until such time as MCK Nevada shall have consummated a public offering of its Common Stock pursuant to a registration statement declared effective under the Securities Act, MCK Nevada shall not, without the prior written consent of the holders of a majority of the Convertible Stock and Investor Common Stock (voting together):

                  (a) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of MCK Nevada's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities), other than (a) the Redeemable Stock pursuant to the terms of the Articles of Incorporation, or (b) repurchases at cost of Common Stock from former employees of MCK Nevada or its Subsidiaries upon termination of employment or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

                  (b) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

                  (c) make any amendment to the Articles of Incorporation or Bylaws or take any other action which would adversely affect or otherwise impair the rights or relative priority of the holders of the Convertible Stock or the Investor Common Stock sold to the Purchasers pursuant to this Agreement, the Articles of Incorporation, the Bylaws, the Registration Agreement or the Stockholders Agreement; or

                  (d) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, commitment, arrangement or transaction with any of its or any Subsidiary's officers, directors, employees, shareholders or Affiliates or with any individual related by blood or marriage to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement.

         3.6 COMPLIANCE WITH AGREEMENTS. MCK Nevada shall perform and observe (a) all of its obligations to each holder of the Redeemable Stock and all of its obligations to each holder of the Investor Common Stock set forth in the Articles of Incorporation, the Bylaws and the Stockholders Agreement and (b) all of its obligations to each holder of Registrable Securities (as such term is defined in the Registration Agreement) set forth in the Registration Agreement.

         3.7 CURRENT PUBLIC INFORMATION. After MCK Nevada has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, MCK Nevada shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, all to the extent required to enable holders of Restricted Securities to sell such Restricted Securities pursuant to (a) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (b) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, MCK Nevada shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

         3.8      PREEMPTIVE RIGHTS.

                  (a) Except for issuances of Common Stock (i) to MCK Nevada's employees as contemplated by, and in accordance with, Section 3.4(f) above, (ii) in connection with the acquisition of another company or business in accordance with Section 3.3(h) above or (iii) pursuant to a public offering registered under the Securities Act, if MCK Nevada authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), MCK Nevada shall first offer to sell to each Purchaser (or any transferee of shares of

Convertible Stock or Investor Common Stock) (a "Holder") a portion of such stock or securities equal to the quotient determined by dividing (x) the sum of (A) the number of shares of Common Stock issuable upon conversion of the Convertible Stock held by such Holder plus (B) the number of shares of Common Stock held by such Holder by (y) the sum of (A) the total number of shares of Common Stock issuable upon conversion of the outstanding Convertible Stock plus (B) the total number of shares of Common Stock then outstanding. Each Holder shall be entitled to purchase such stock or securities at the most favorable price and on the most favor-able terms as such stock or securities are to be offered or sold to any other Persons. The purchase price for all stock and securities offered to the Holders shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

                  (b) In order to exercise its purchase rights hereunder, a Holder must within 15 days after receipt of written notice from MCK Nevada (which notice shall describe in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such Holder's percentage allotment) deliver a written notice to MCK Nevada describing its election hereunder. If all of the stock and securities offered to the Holders is not fully subscribed by such Holders, the remaining stock and securities shall be reoffered by MCK Nevada to the Holders purchasing their full allotment upon the terms set forth in this paragraph, except that such Holders must exercise their purchase rights within five days after receipt of such reoffer.

                  (c) Upon the expiration of the offering periods described above, MCK Nevada shall be entitled to sell such stock or securities which the Holders have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Holders. Any stock or securities offered or sold by MCK Nevada after such 90-day period must be reoffered to the Holders pursuant to the terms of this Section 3.8.

                  (d) The rights of the Holders under this Section 3.8 shall terminate upon the effectiveness of a registration statement filed by MCK Nevada with the Securities and Exchange Commission under the Securities Act; PROVIDED THAT if the registration statement is withdrawn or abandoned before any shares of Common Stock are sold thereunder, the provisions of this Section 3.8 shall remain in full force and effect.

         3.9 USE OF PROCEEDS FROM SALE OF NOTES AND REDEEMABLE STOCK. MCK Nevada, MCK Canada, MDI and Manz agree that the proceeds from the sale and issuance of the Notes and the Redeemable Stock shall be used as follows:

                  (a) MCK Nevada will use S 12,150,853.00 of the proceeds to repay concurrent with the Closing all Indebtedness owed to MDI (including without limitation those amounts reflected as a "Shareholder Account" on the financial statements of MCK Canada and/or MCK Nevada);

                  (b) MCK Nevada will use the U.S. dollar equivalent at Closing of Canadian $2,250,000.00 (being U.S.$1,666,667) of the proceeds to make a capital contribution (by way of equity or debt) to MCK Canada, and MCK Canada will use such proceeds to (i) redeem all outstanding Class C Preferred Shares of MCK Canada held by MDI, for a redemption price equal to Canadian $675,000.00 and (ii) retire all Indebtedness owed by MCK Canada to Euro Nominees, in an amount equal to Canadian $1,575,000.00;

                  (c) MCK Nevada will use proceeds as necessary to make a capital contribution (by way of equity or debt) to MCK Canada for working capital purposes; and

                  (d) Manz will use Canadian $202,308 of the proceeds to repay concurrent with the Closing (or as soon thereafter as practicable) all Indebtedness owed to MCK Canada.

         3.10 USE OF PROCEEDS FROM INITIAL PUBLIC OFFERINGS. MCK Nevada shall cause the managing underwriters responsible for MCK Nevada's initial public offering of Common Stock registered under the Securities Act to consent to the use by MCK Nevada of the net proceeds from such offering to retire the Notes and redeem the Redeemable Stock pursuant to the terms of MCK Nevada's Articles of Incorporation.

                                   SECTION 4

                        TRANSFER OF RESTRICTED SECURITIES

         4.1 GENERAL PROVISIONS. Restricted Securities are transferable by means of (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (c) subject to the conditions specified in Section 4.2 below, any other legally available means of transfer.

         4.2 OPINION DELIVERY. In connection with the transfer of any Restricted Securities (other than a transfer described in Section 4. 1 (a) or
(b) above), the holder thereof shall deliver written notice to MCK Nevada describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to MCK Nevada's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to MCK Nevada an opinion of such counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, MCK Nevada shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 6.6 below. If MCK Nevada is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to this Company in writing its agreement to be bound by the conditions contained in this Section and Section 6.6.

         4.3 RULE 144A. Upon the request of any holder of Restricted Securities, MCK Nevada shall promptly supply to such Person or its prospective transferees all information regarding MCK Nevada required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

         4.4 LEGEND REMOVAL. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), MCK Nevada shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 6.6 from the certificates for such Restricted Securities.

                                    SECTION 5

             REPRESENTATIONS AND WARRANTIES OF REPRESENTING PARTIES

         As a material inducement to the Purchasers to enter into this Agreement and purchase the Notes, the Redeemable Stock and the Convertible Stock hereunder, and except as set forth on the attached Disclosure Schedule, MCK Nevada, MCK Canada, MDI and Manz (collectively, the "Representing Parties") hereby jointly and severally represent and warrant to the Purchasers that, now and as of the Closing:

         5.1 ORGANIZATION, CORPORATE POWER AND LICENSES. MCK Nevada is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of MCK Nevada and its Subsidiaries taken as a whole. MCK Nevada possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of MCK Nevada's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

         5.2      CAPITAL STOCK AND RELATED MATTERS.

                  (a) As of the date of this Agreement, the authorized capital stock of MCK Nevada consists of (i) 20,000,000 shares of preferred stock, 13,333,333 of which are designated as Series A Redeemable Preferred Stock and none of which is issued or outstanding and 3,968,384 of which are designated Series B Convertible Preferred Stock, all of which are issued and outstanding and held beneficially and of record by MDI and (ii) 25,000,000 shares of Common Stock, of which 2,031,616 shares are issued and outstanding and are held beneficially and of record by MDI. Neither MCK Nevada nor any Subsidiary has, or will have as of the Closing, outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor does it have, or will it have as of the Closing, outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. Neither MCK Nevada nor any Subsidiary is, or will be as of the Closing, subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Articles of Incorporation, the Stockholders Agreement and the Put/Call Agreement. All of the outstanding shares of MCK Nevada's capital stock are validly issued, fully paid and nonassessable. The shares of Redeemable Stock issued pursuant to this Agreement will be, when issued at the Closing in accordance with the terms of this Agreement, validly issued, fully paid and nonassessable.

                  (b) There are no statutory or contractual shareholders' preemptive rights or rights of first refusal with respect to the sale or issuance of the Notes, the Redeemable Stock or the Convertible Stock hereunder. MCK Nevada has not violated any applicable securities laws (federal, state, provincial or other) in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Notes, the Redeemable Stock and the Convertible Stock hereunder do not require registration under the Securities Act or any applicable securities laws. There are no agreements among MCK Nevada's shareholders with respect to the voting or transfer of MCK Nevada's capital stock or with respect to any other aspect of MCK Nevada's affairs, except for the Stockholders Agreement.

                  (c) The authorized capital stock of MCK Canada consists of an unlimited number of Class A Common Shares, an unlimited number of Class C Preferred Shares and an unlimited number of Class E Redeemable Preferred Shares, of which immediately prior to Closing the only issued and outstanding shares of MCK Canada are 20,000 Class E Redeemable Preferred Shares (the "MCK CANADA CLASS E STOCK") held of record and beneficially by MDI, 100,000 Class C Preferred Shares (the "MCK CANADA SERIES C STOCK") held of record and beneficially by MDI, and 12,150,900 Class A Common Shares held of record and beneficially by MCK Nevada. All of the outstanding shares of MCK Canada's capital stock are validly issued, fully paid and nonassessable.

                  (d) MDI has, and immediately prior the Closing will have, good and marketable title to the Convertible Stock, the MCK Canada Class E Stock, and the MCK Canada Series C Stock, free and clear of all liens, claims, security interests, charges, options, or other encumbrances of any kind. At the Closing, the Purchasers will acquire from MDI good and marketable title to the Convertible Stock, free and clear of all liens, claims, security interests, charges, options, or other encumbrances of any kind.

         5.3 SUBSIDIARIES; INVESTMENTS. The Disclosure Schedule correctly sets forth the name of each Subsidiary of MCK Nevada and the jurisdiction of its incorporation. Each such Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of MCK Nevada and its Subsidiaries taken as a whole. Except as set forth in Section 5.2(c) above, all of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by MCK Nevada or another Subsidiary free and clear of any Lien and are not subject to any option or right to purchase any such shares. Neither MCK Nevada nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

         5.4      AUTHORIZATION, NO BREACH.

                  (a) The execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement, the Put/Call Agreement, the Pledge Agreement, and all other agreements contemplated hereby to which MCK Nevada is a party, and the amendment of the Articles of Incorporation have been duly authorized by MCK Nevada. This Agreement, the Articles of Incorporation, the Registration Agreement, the Stockholders Agreement, the Put/Call Agreement, the Pledge Agreement and all other agreements contemplated hereby to which MCK Nevada is a party each constitutes a valid and binding obligation of MCK Nevada, enforceable against MCK Nevada in accordance with its terms, subject to the rules and principles of equity and the rules and principles applicable to bankruptcy and insolvency and except to the extent that the enforceability of Section 6 of the Registration Agreement may be limited by public policy. The execution and delivery by MCK Nevada of this Agreement, the Registration Agreement, the Stockholders Agreement, the Put/Call Agreement, the Pledge Agreement and all other agreements contemplated hereby to which MCK Nevada is a party, the offering, sale and issuance of the Notes and the Redeemable Stock hereunder, the amendment of the Articles of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by MCK Nevada, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon MCK Nevada's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of MCK Nevada or any Subsidiary, or any law, statute, rule or regulation to which MCK Nevada or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which MCK Nevada or any Subsidiary is subject. None of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, MCK Nevada or another Subsidiary.

                  (b) The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which MCK Canada is a party have been duly authorized by MCK Canada. This Agreement, the Non-Competition Agreements and all other agreements contemplated hereby to which MCK Canada is a party each constitutes a valid and binding obligation of MCK Canada, enforceable against MCK Canada in accordance with its terms, subject to the rules and principles of equity and the rules and principles applicable to bankruptcy and insolvency. The execution and delivery by MCK Canada of this Agreement, the Non-Competition Agreements and all other agreements contemplated hereby to which MCK Canada is a party and the fulfillment of and compliance with the respective terms hereof and thereof by MCK Canada, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon MCK Canada's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or
(vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of MCK Canada, or any law, statute, rule or regulation to which MCK Canada is subject, or any agreement, instrument, order, judgment or decree to which MCK Canada is subject.

                  (c) The execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement, the Put/Call Agreement and all other agreements contemplated hereby to which MDI is a party have been duly authorized by MDI. This Agreement, the Registration Agreement, the Stockholders Agreement, the Put/Call Agreement and all other agreements contemplated hereby to which MDI is a party each constitutes a valid and binding obligation of MDI, enforceable against NMI in accordance with its terms, subject to the rules and principles of equity and the rules and principles applicable to bankruptcy and insolvency and except to the extent that the enforceability of
Section 6 of the Registration Agreement may be limited by public policy. The execution and delivery by MDI of this Agreement, the Stockholders Agreement, the Put/Call Agreement and all other agreements contemplated hereby to which MDI is a party, the sale of the Convertible Stock and the fulfillment of and compliance with the respective terms hereof and thereof by MDI, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon MDI's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of MDI, or any law, statute, rule or regulation to which MDI is subject, or any agreement, instrument, order, judgment or decree to which MDI is subject.

                  (d) This Agreement and all other agreements contemplated hereby to which Manz is a party each constitutes a valid and binding obligation of Manz, enforceable against Manz in accordance with its terms, subject to the rules and principles of equity and the rules and principles applicable to bankruptcy and insolvency. The execution and delivery by Manz of this Agreement and all other agreements contemplated hereby to which Manz is a party and the fulfillment of and compliance with the respective terms hereof and thereof by Manz, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon Manz's assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, any law, statute, rule or regulation to which Manz is subject, or any agreement, instrument, order, judgment or decree to which Manz is subject.

         5.5 FINANCIAL STATEMENTS. MCK Nevada has delivered to the Purchasers the following financial statements:

                  (a) the consolidated balance sheets of MCK Canada and its Subsidiaries as of April 30, 1995 and April 30, 1996 and the related statements of income and cash flows for the twelve-month periods then ended, each audited by Price Waterhouse; and

                  (b) the unaudited consolidated balance sheet of MCK Canada and its Subsidiaries as of May 31, 1996 (the "MAY BALANCE SHEET"), and the related statement of income and cash flows for the month then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is consistent in all material respects with the books and records of MCK Canada (which, in turn, are accurate and complete in all material respects) and presents fairly in all material respects the consolidated financial condition, results of operations and cash flows of MCK Canada and its Subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis as of the dates and for the periods set forth therein, subject, in the case of the unaudited financial statements, to the absence of footnote disclosures and subject, in the case of the unaudited financial statements referred to in clause (c) above, to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of MCK Canada and its Subsidiaries taken as a whole).

         5.6 ABSENCE OF UNDISCLOSED LIABILITIES. MCK Nevada and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to MCK Nevada or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (a) liabilities set forth on the May Balance Sheet (including any notes thereto) or (b) liabilities and obligations which have arisen after May 31, 1996, in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

         5.7 NO MATERIAL ADVERSE CHANGE. Since May 31, 1996, to the best knowledge and belief of each Representing Party there has been no material adverse change in the financial condition, operating results, assets, operations, business, prospects, employee relations or customer or supplier relations of MCK Nevada and its Subsidiaries taken as a whole.

         5.8      ABSENCE OF CERTAIN DEVELOPMENTS.

                  (a) Except as expressly set forth in this Agreement, since May 31, 1996 neither MCK Nevada nor any Subsidiary has:

                           (i) issued any notes, bonds or other debt securities
or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                           (ii) borrowed any amount or incurred or become
subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business consistent with past practice;

                           (iii) paid any material obligation or liability,
other than current liabilities paid in the ordinary course of business;

                           (iv) declared or made any payment or distribution of
cash or other property to its shareholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

                           (v) sold, assigned or transferred any of its tangible
assets, except in the ordinary course of business consistent with past practice, or canceled any material debts or claims;

                           (vi) sold, assigned or transferred any patents or
patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person (other than to the Purchasers and other than in the ordinary course of business in circumstances in which MCK Nevada has imposed confidentiality restrictions);

                           (vii) suffered any extraordinary losses or waived any
rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                           (viii) made capital expenditures or commitments
therefor that aggregate in excess of $50,000;

                           (ix) made any loans or advances to, guarantees for
the benefit of, or any Investments in, any Persons in excess of $10,000 in the aggregate;

                           (x) suffered any damage, destruction or casualty loss
exceeding in, the aggregate $10,000, whether or not covered by insurance; or

                           (xi) entered into any other material transaction
outside of the ordinary course of business.

                  (b) To the best knowledge and belief of each Representing Party, no officer, director, employee or agent of MCK Nevada or any of its Subsidiaries has been or is authorized to make or receive, and MCK Nevada does not know of any such person making or receiving any bribe, kickback or other illegal payment.

         5.9 ASSETS. MCK Nevada and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the material properties and assets used by them, located on their premises or shown on the May Balance Sheet or acquired thereafter, free and clear of all Liens, except for Permitted Liens, properties and assets disposed of in the ordinary course of business since the date of the May Balance Sheet and except for Liens disclosed in reasonable detail on the May Balance Sheet and Liens for current property taxes not yet due and payable. MCK Nevada's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. MCK Nevada and each Subsidiary own, or have a valid leasehold interest in, all material assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

         5.10     TAX MATTERS.

                  (a) MCK Nevada and each Subsidiary have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; MCK Nevada and each Subsidiary have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party; the accrual for Taxes on the May Balance Sheet would be adequate to pay all Tax liabilities of MCK Nevada and its Subsidiaries if their current tax year were treated as ending on the date of the May Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since May 31, 1996, MCK Nevada and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; and no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to MCK Nevada or any Subsidiary, no information related to Tax matters has been requested by any foreign, federal, state , provincial or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by MCK Nevada or any Subsidiary from any foreign, federal, state or local taxing authority.

                  (b) Neither MCK Nevada nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material transaction
(i) as a transferee or successor, (ii) by contract or indemnity or (iii) otherwise. Neither MCK Nevada nor any Subsidiary is a party to any tax sharing agreement with a Person other than MCK Nevada or a Subsidiary.

                  (c) Neither MCK Nevada nor any Subsidiary has been a member of an Affiliated Group other than one in which MCK Nevada was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by MCK Nevada.

         5.11     CONTRACTS AND COMMITMENTS.

                  (a) Except as expressly contemplated by this Agreement, neither MCK Nevada nor any Subsidiary is a party to or bound by any written or oral:

                           (i) pension, profit sharing, stock option, employee
stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                           (ii) contract for the employment of any officer,
individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $60,000 or contract relating to loans to officers, directors or Affiliates;

                           (iii) contract under which MCK Nevada or Subsidiary
has advanced or loaned any other Person amounts in the aggregate exceeding $10,000;

                           (iv) agreement or indenture relating to borrowed
money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of MCK Nevada or its Subsidiaries;

                           (v) guarantee of any obligation in excess of $10,000;

                           (vi) lease or agreement under which MCK Nevada or any
Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party;

                           (vii) lease or agreement under which MCK Nevada or
any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by MCK Nevada or any Subsidiary except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $10,000;

                           (viii) contract or group of related contracts with
the same party or group of affiliated parties the performance of which involves consideration in excess of $25,000;

                           (ix) assignment, license, indemnification or
agreement with respect to any intangible property (including, without limitation, any Intellectual Property);

                           (x) warranty agreement with respect to its services
rendered or its products sold, leased or licensed which contains terms and conditions that differ in any material respect from MCK Nevada's standard warranty terms and conditions (a copy of which standard terms and conditions is attached to the Disclosure Schedule);

                           (xi) agreement under which it has granted any Person
any registration rights (including, without limitation, demand or piggyback registration rights);

                           (xii) sales, distribution or franchise agreement;

                           (xiii) agreement with a term of more than six months
which is not terminable by MCK Nevada or any Subsidiary upon less than 30 days notice without penalty and which involves consideration in excess of $25,000;

                           (xiv) contract or agreement prohibiting it from
freely engaging in any business or competing anywhere in the world; or

                           (xv) any other agreement which is material to its
operations and business prospects or involves a consideration in excess of $50,000 annually.

                  (b) All of the contracts, agreements and instruments set forth or required to be set forth on the Disclosure Schedule have been executed and delivered and, to the best knowledge and belief of each Representing Party, are valid, binding and enforceable in accordance with their respective terms. MCK Nevada and each Subsidiary have performed all material obligations required to be performed by them under the contracts, agreements and instruments listed or required to be listed on the Disclosure Schedule and are not in default under or in breach of nor in receipt of any claim of default or breach under any such contract, agreement or instrument; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach, or any intention to terminate, or event of noncompliance by MCK Nevada or any Subsidiary under any contract, agreement or instrument listed or required to be listed on the Disclosure Schedule; neither MCK Nevada nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither MCK Nevada nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment listed or required to be listed on the Disclosure Schedule; and, to the knowledge of MCK Nevada, neither MCK Nevada nor any Subsidiary is a party to any contract or commitment requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

                  (c) A true and correct copy of each of the written instruments, plans, contracts and agreements, including all amendments (or currently proposed amendments) and waivers thereto, and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Disclosure Schedule have been made available to the Purchaser's special counsel.

         5.12     INTELLECTUAL PROPERTY RIGHTS.

                  (a) The Disclosure Schedule contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or used by MCK Nevada or any Subsidiary, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by MCK Nevada or any Subsidiary, (iii) material unregistered trade names and corporate names owned or used by MCK Nevada or any Subsidiary and (iv) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by MCK Nevada or any Subsidiary. The Disclosure Schedule also contains a complete and accurate list of all licenses and other rights granted by MCK Nevada or any Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to MCK Nevada or any Subsidiary with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. MCK Nevada or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of MCK Nevada and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. The loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by MCK Nevada or any Subsidiary has not had a material adverse effect on the conduct of MCK Nevada's and its Subsidiaries' respective businesses, and no such loss or expiration is threatened, pending or reasonably foreseeable. MCK Nevada and its Subsidiaries have taken all reasonably necessary actions to maintain and protect the Intellectual Property Rights which they own. To the best of each Representing Party's knowledge and belief, the owners of any Intellectual Property Rights licensed to MCK Nevada or any Subsidiary have taken all reasonably necessary actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

                  (b) (i) MCK Nevada and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed or required to be listed on the Disclosure Schedule, free and clear of all Liens,
(ii) there has been no claim made against MCK Nevada or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of MCK Nevada's knowledge, there is no valid ground for the same, (iii) neither MCK Nevada nor any Subsidiary has received any notice of, or is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that MCK Nevada or any Subsidiary license any rights from a third party), (iv) the conduct of MCK Nevada's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons (provided that no Representing Party makes any representation or warranty pursuant to this Section 5.12(b)(iv) with respect to patents issued after the Closing, the application for which no Representing Party has any knowledge) and (v) to the best of each Representing Party's knowledge and belief, the Intellectual Property Rights owned by or licensed to MCK Nevada or any Subsidiary have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement shall have no material adverse effect on MCK Nevada's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed or required to be listed on the Disclosure Schedule.

         5.13 LITIGATION, ETC. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of MCK Nevada's knowledge, threatened against or affecting MCK Nevada or any Subsidiary (or to the best of MCK Nevada's knowledge, pending or threatened against or affecting any of the officers, directors or employees of MCK Nevada and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by MCK Nevada or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither MCK Nevada nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of MCK Nevada's knowledge, any governmental investigations or inquiries; and, to the best of MCK Nevada's knowledge, there is no valid basis for any of the foregoing. Neither MCK Nevada nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither MCK Nevada nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

         5.14 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon MCK Nevada or any Subsidiary. MCK Nevada shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         5.15 INSURANCE. Neither MCK Nevada nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it, and neither MCK Nevada nor any Subsidiary has been denied insurance coverage. MCK Nevada maintains such insurance coverage for it and its Subsidiaries as is customary for corporations of similar size engaged in similar lines of business. MCK Nevada and its Subsidiaries do not have any self-insurance or co-insurance programs. No Representing Party has any reason to believe that MCK Nevada will be denied the key-man life insurance on the life of Cal Manz referred to in
Section 2.1(f).

         5.16 EMPLOYEES. MCK Nevada is not aware that any executive or key employee of MCK Nevada or any Subsidiary or any group of employees of MCK Nevada or any Subsidiary has any plans to terminate employment with MCK Nevada or any Subsidiary. MCK Nevada and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and MCK Nevada is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). None of MCK Nevada, its Subsidiaries or, to the best of MCK Nevada's knowledge after due inquiry, any of their respective employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements in conflict with the present or proposed business activities of MCK Nevada and its Subsidiaries.

         5.17     EMPLOYEE BENEFITS.

                  (a) Neither MCK Nevada or any Subsidiary maintains, contributes to or has any actual or potential liability with respect to any (i) "defined contribution plan" (as defined in Section 3(34) of ERISA (a "SAVINGS PLAN"), (ii) "employee welfare benefit plan" (as defined in Section 3(l) of ERISA) (a "WELFARE PLAN") or (iii) nonqualified deferred compensation, incentive, bonus, material fringe benefit, stock bonus or other material benefit arrangements (collectively (i), (ii) and (iii) above may be referred to as the "PLANS").

                  (b) Neither MCK Nevada or any Subsidiary maintains, contributes to or has any actual or potential liability with respect to any active or terminated, funded or unfunded (i) multiemployer plan (as defined in Section 3(37) of ERISA), (ii) defined benefit plan (as defined in Section 3(35) of ERISA) or (iii) plan or arrangement to provide medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued health benefit coverage required to be provided under Section 4980B of the IRC or similar state law).

                  (c) MCK Nevada has provided to the Purchasers accurate and complete copies of each of the Plans and any related trusts, insurance contracts or other agreements, the IRS favorable determination letter issued with respect to the Savings Plan, IRS Form 5500s (including all attachments) for the Savings Plan and the Welfare Plans for the most recently completed plan year and the most recent financial statement with respect to the Savings Plan.

                  (d) Each of the Welfare Plans and the Savings Plan and all related funding arrangements comply in form and operation with its terms and the applicable requirements of ERISA, the IRC and any other laws. The Savings Plan has received a favorable determination letter that it qualifies under the IRC (and that its trust is exempt from tax under the IRQ and such favorable letter includes changes required by the 1986 Tax Reform Act. Nothing has occurred since the date of such favorable determination letter that could adversely affect the qualified status of the Savings Plan or the tax exempt status of the trust.

                  (e) None of MCK Nevada, any Subsidiary, any trustee or administrator of any Plan or other person has engaged in any transaction with respect to any Plan which could subject MCK Nevada, any of its Subsidiaries or any of its employees to any tax or penalty or other liability imposed by ERISA or the IRC. No actions, suits, investigations or claims with respect to any of the Plans (other than routine claims for benefits) are pending or, to the knowledge of MCK Nevada, threatened, and MCK Nevada is not aware of any facts or circumstances which could give rise to or be expected to give rise to any such actions, suits, investigations or claims. MCK Nevada and its Subsidiaries have complied with the requirements of Section 4980B of the IRC and Section 601 et seq. of ERISA ("COBRA"). All contributions which are due under each of the Plans has been made and all other contributions have been properly accrued. MCK Nevada and its Subsidiaries have complied with all reporting and disclosure obligations with respect to the Welfare Plans and the Savings Plan.

                  (f) MCK Canada does not maintain, contribute to or have any actual or potential liability with respect to any pension plan (as defined in the Employment Pension Plans Act (Alberta)), bonus, current or deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, profit sharing or retirement plan, program, agreement or arrangement for the benefit of any employee.

         5.18 REAL PROPERTY HOLDING CORPORATION STATUS. Since its date of incorporation none of MCK Nevada or any of its Subsidiaries has been, and as of the date of the Closing shall not be, a "United States real property holding corporation", as defined in Section 897(c) (2) of the IRC, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. Neither MCK Nevada or any of its Subsidiaries has any current plans or intentions which would cause MCK Nevada or any of its Subsidiaries to become a "United States real property holding company," and MCK Nevada has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

         5.19 COMPLIANCE WITH LAWS. Neither MCK Nevada nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of MCK Nevada and its Subsidiaries taken as a whole, and neither MCK Nevada nor any Subsidiary has received notice of any such violation. MCK Nevada and its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither MCK Nevada nor any Subsidiary has received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to MCK Nevada or its Subsidiaries or any of their properties or facilities and no facts or circumstances exist with respect to the past or present operations or facilities of MCK Nevada or any Subsidiary which would give rise to a material liability or material corrective or remedial obligation under any Environmental and Safety Requirements. Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on MCK Nevada or its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements.

         5.20 AFFILIATED TRANSACTIONS. No officer, director, employee, shareholder or Affiliate of MCK Nevada or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with MCK Nevada or any Subsidiary or has any material interest in any material property used by MCK Nevada or any Subsidiary.

         5.21     CUSTOMERS AND SUPPLIERS.

                  (a) The Disclosure Schedule lists the twenty largest customers of MCK Nevada and its Subsidiaries (on a consolidated basis) for each of the two most recent fiscal years and sets forth opposite the name of each such customer the percentage of consolidated net sales attributable to such customer. The Disclosure Schedule also lists any additional current customers which MCK Nevada anticipates shall be among the twenty largest customers for the current fiscal year.

                  (b) No material supplier of MCK Nevada or any Subsidiary during the two most recent fiscal years has indicated that it shall materially modify or change the existing requirements with respect to, stop or materially decrease the rate of, supplying materials, products or services to MCK Nevada or any Subsidiary, and no customer listed on the

Disclosure Schedule has indicated that it shall materially modify or change the existing requirements with respect to, stop or materially decrease the rate of, buying materials, products or services from MCK Nevada or any Subsidiary.

         5.22 DISCLOSURE. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared and supplied to any Purchaser by or on behalf of MCK Nevada or any Subsidiary with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; PROVIDED THAT with respect to the financial projections furnished to the Purchasers by MCK Nevada or any Subsidiary, MCK Nevada represents and warrants only that such projections were based upon assumptions reasonably believed by MCK Nevada to be reasonable and fair as of the date the projections were prepared in the context of MCK Nevada's history and current and reasonably foreseeable business conditions. There is no fact which MCK Nevada has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be expected to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of MCK Nevada and its Subsidiaries taken as a whole.

                                   SECTION 6

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         As a material inducement to MDI and Manz to enter into this Agreement, and except as set forth on the attached PURCHASER DISCLOSURE SCHEDULE, each Purchaser hereby severally represents and warrants (and each of Summit Ventures IV, L.P., Summit Investors III, L.P. and Summit Subordinated Debt Fund, L.P. hereby jointly and severally represents and warrants with respect to each other) to MDI and Manz that:

         6.1 ORGANIZATION CORPORATE POWER AND LICENSES. Each Purchaser (other than Trustee, WSGR Retirement Plan FBO Jeffrey D. Saper) is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified to do business, in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Purchasers. Each Purchaser possesses all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement.

         6.2 AUTHORIZATION, NO BREACH. The execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement, the Pledge Agreement, and all other agreements contemplated hereby to which a Purchaser is a party have been duly authorized by each Purchaser. This Agreement, the Registration Agreement, the Stockholders Agreement, the Pledge Agreement and all other agreements contemplated hereby to which a Purchaser is a party each constitutes a valid and binding obligation of that Purchaser, enforceable against such Purchaser in accordance with its terms subject to the rules and principles of equity and the rules and principles applicable to bankruptcy and insolvency and except to the extent that the enforceability of
Section 6 of the Registration Agreement may be limited by public policy. The execution and delivery by each Purchaser of this Agreement, the Registration Agreement, the Stockholders Agreement, the Pledge Agreement and all other agreements contemplated hereby to which that Purchaser is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by each Purchaser do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon a Purchaser's capital stock or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter, bylaws or other organizational documents of a Purchaser (as appropriate), or any law, statute, rule or regulation to which a Purchaser is subject, or any agreement, instrument, order, judgment or decree to which a Purchaser is subject.

         6.3 LITIGATION ETC. There are no actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting any Purchaser (or to the best of any Purchaser's knowledge, pending or threatened against or affecting any of the officers, directors or employees of any Purchaser with respect to the businesses or proposed business activities of the Purchaser), or pending or threatened by any Purchaser against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including without limitation, any actions suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); no Purchaser is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of any Purchaser's knowledge, any governmental investigations or inquiries; and, to the best of any Purchaser's knowledge, there is not valued basis for any of the foregoing. No Purchaser is subject to any judgment, order or decree of any court or other governmental agency, and no purchaser has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

         6.4 BROKERAGE. There are no claims that can be made against MCK Nevada, MCK Canada, MDI or Manz for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any Purchaser.

         6.5 DISCLOSURE. The general partner(s) of each Purchaser that is a partnership exercise de facto and de jure control of each Purchaser, and all general partners, the individuals or entities that control each general partner and those individuals' residency, and the jurisdiction of registration where the general partner is a legal entity, are fully and accurately described in the Purchaser Disclosure Schedule.

         6.6 INVESTMENT REPRESENTATIONS. Each Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of any applicable securities laws; PROVIDED THAT nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate representing Restricted Securities shall be imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate were originally issued on June 27, 1996, and have not been registered under the United States Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Stock and Note Purchase Agreement, dated as of June 27, 1996 and as amended and modified from time to time, between the issuer and certain investors, and the issuer reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the issuer to the holder hereof upon written request and without charge."


                                   SECTION 7

                                   DEFINITIONS

         7.1 DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:


                  "$" and "DOLLARS," unless otherwise specified herein or in any schedule or exhibit attached hereto, shall mean United States dollars.

                  "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                  "AFFILIATED GROUP" means any affiliated group as defined in IRC ss. 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of MCK Nevada or any of its Subsidiaries was a member.

                  "COMMON STOCK" means the Common Stock of MCK Nevada.

                  "EVENT OF NONCOMPLIANCE" has the meaning set forth in the Articles of Incorporation.

                  "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state, provincial, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

                  "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means the conventions, rules and procedures established by the Financial Accounting Standards Board from time to time that determine and define accepted accounting practices in the United States.

                  "INDEBTEDNESS" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due),
(iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  "INTELLECTUAL PROPERTY RIGHTS" means all (i) United States and Canadian patents, United States and Canadian patent applications, United States and Canadian patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered), industrial property and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, databases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and
(viii) copies and tangible embodiments thereof (in whatever form or medium).

                  "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

                  "INVESTOR COMMON STOCK" means (i) any Common Stock issued upon conversion of the Convertible Stock and (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Common Stock, such shares shall cease to be Investor Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force) or (c) repurchased by MCK Nevada or any Subsidiary.

                  "IRC" means the United States Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                  "IRS" means the United States Internal Revenue Service.

                  "LIENS" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against MCK Nevada, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar law, statute, rule or regulation other than to reflect ownership by a third party of property leased to MCK Nevada or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

                  "OFFICER'S CERTIFICATE" means a certificate signed by the president (or equivalent officer or partner) of the Person providing the certificate or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "PERMITTED LIENS" means:

                  (a) liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

                  (b) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

                  (c) purchase money security interests in any property acquired by MCK Nevada or any Subsidiary to the extent permitted by this Agreement;

                  (d) interests or title of a lessor under any lease not prohibited by this Agreement;

                  (e) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

                  (f) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of MCK Nevada and its Subsidiaries or detracting in any material respect from the value of the assets of MCK Nevada and its Subsidiaries; and

                  (g) liens outstanding on the date hereof which secure Indebtedness and which are described in the Disclosure Schedule.

                  "PERSON" includes MCK Nevada and any subsidiary of MCK Nevada, and also means, where applicable, an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "RESTRICTED SECURITIES" means (i) the Redeemable Stock and Convertible Stock issued hereunder and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 6.6 have been delivered by MCK Nevada in accordance with Section 4.2. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from MCK Nevada, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 6.6.

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended, or any similar federal law then in force.

                  "SECURITIES AND EXCHANGE COMMISSION " means the United States Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof

                  "SECURITIES EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

                  "TAX" OR "TAXES" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                  "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                  "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

                                   SECTION 8

                                 INDEMNIFICATION

         8.1 INDEMNIFICATION BY THE SHAREHOLDERS. MCK Nevada, MCK Canada, MDI and Manz (collectively, the "INDEMNIFYING PARTIES") shall each indemnify and hold harmless the

Purchasers and their respective officers, directors, employees, successors, and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by the Purchasers or MCK Nevada ("DAMAGES") resulting from the breach of any of the representations, warranties or covenants made by the Indemnifying Parties in this Agreement or in any other document or instrument delivered in connection herewith. The Indemnifying Parties acknowledge and agree that, if MCK Nevada suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then the Purchasers also shall be deemed, by virtue of their ownership of the stock of MCK Nevada, to have incurred Damages as a result of and in connection with such inaccuracy or breach in the same amount and to the same extent as has MCK Nevada. The Indemnifying Parties shall be jointly and severally liable for any indemnification liability pursuant to this Section 8.

         8.2 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification hereunder, the Purchasers shall promptly (and in no event more than 120 days after the later to occur of incurring the Damages or discovering the facts giving rise to the claim) notify the Indemnifying Parties of the claim and, when known, the facts constituting the basis for such claim; provided that the Purchasers' failure to give such notice shall not affect any rights or remedies of the Purchasers hereunder with respect to indemnification for Damages except to the extent that the Indemnifying Parties are materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Parties shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Purchasers shall not settle or compromise any claim by a third party for which they are entitled to indemnification hereunder, without the prior written consent of the Indemnifying Parties (which shall not be unreasonably withheld) unless suit shall have been instituted against them and the Indemnifying Parties shall not have taken control of such suit after notification thereof as provided in
Section 8.3 of this Agreement. Any party who is required to hold harmless, indemnify, compensate or reimburse any Purchaser pursuant to this Section 8 with respect to any Damages also shall be liable to such Purchaser for interest on the amount of such Damages (for the period commencing as of the date on which such Damages were incurred and ending on the date on which the liability of such party to such Investor is fully satisfied by such party) at a floating rate equal to the sum of (a) the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate plus
(b) four percent (4%).

         8.3 DEFENSE BY SHAREHOLDERS. In connection with any claim giving rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Parties, at their sole cost and expense may, upon written notice to the Purchasers, assume the defense of any such claim or legal proceeding if they acknowledge to the Purchasers in writing their obligations to indemnify the Purchasers with respect to all elements of such claim, (provided that such acknowledgment shall only be an acknowledgment of the terms and conditions of this Section 8 or an acknowledgment of the obligation to indemnify if liability is found following all appeals, and such acknowledgment is not an admission of liability in any way) and thereafter diligently conduct the defense thereof. The Purchasers shall be entitled to participate in (but not control) the defense of any such action with their counsel and at their own expense. If the Indemnifying Parties do not assume or fail to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom, (a) the Purchasers may defend against such claim or litigation, in such manner as they may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Parties, on such terms as the Purchasers may deem appropriate, and (b) the Indemnifying Parties shall be entitled to participate in (but not control) the defense of such action, with their counsel and at their own expense. If the Indemnifying Parties thereafter seek to question the manner in which the Purchasers defended such third party claim or the amount or nature of any such settlement, the Indemnifying Parties shall have the burden to prove by a preponderance of the evidence that the Purchasers did not defend or settle such third party claim in a reasonably prudent manner. Each party agrees to cooperate fully with the other such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the Indemnifying Parties, provided that the Indemnifying Parties will hold the Purchasers harmless from all of their out of pocket expenses, incurred in connection with such cooperation by the Purchasers.

         8.4 LIMITS: Notwithstanding any other provision in this Agreement or any rule of law or equity:

                  (a) A Purchaser shall not be entitled to maintain a claim against any Indemnifying Party in respect of any liability, loss, costs, claims or damages of any nature suffered or incurred by a Purchaser as a result of a Purchaser's own gross negligence or willful misconduct, or that of its employees, agents or contractors, or as a result of any occurrence, matter or thing the occurrence, existence or non-disclosure of which constitutes a breach of failure of any representation, warranty, covenant or other obligation of any Purchaser hereunder;

                  (b) except in the case of a matter involving fraud on the part of any Indemnifying Party, a Purchaser shall not be entitled to initiate, maintain or enforce any claim against any Indemnifying Party in respect of any matter related to this Agreement or the subject matter hereof, whether asserted under this Agreement or otherwise, unless the Purchaser shall, in the case of a claim relating to the subject matter of Section 5.10 hereof, within fifty-four
(54) months of the Closing, or, in all other cases, within two years of the closing have given each Indemnifying Party notice in writing of such claim, including particulars of the basis therefor; provided, however, that nothing set forth in this Section 8.4(b) shall limit claims relating to the subject matter of Section 5.2 or Section 5.4 hereof,

                  (c) A Purchaser shall not be entitled to recover any indirect, consequential or special damages from any Indemnifying Party;

                  (d) Each Purchaser shall be obligated to use reasonable efforts to mitigate any liability, loss, costs, claims or damages sustained by it in connection with any matter for which an Indemnifying Party may have liability to it;

                  (e) A Purchaser shall not be entitled to bring any claim against an Indemnifying Party for the breach of a representation or warranty contained in Section 5.10 unless the aggregate amount recoverable by the Purchaser in respect of such claims exceeds $100,000 (provided that at such time the Purchaser shall only be entitled to bring claims for the portion of the aggregate amount recoverable that exceeds $100,000);

                  (f) For all claims other than a claim for the breach of a representation or warranty contained in Section 5.10, a Purchaser shall not be entitled to bring any claim against an Indemnifying Party unless and until the aggregate amount recoverable by the Purchaser in respect of all claims that it is entitled to bring against an Indemnifying Party equals or exceeds $250,000.00 (provided that at such time as the amount recoverable equals or exceeds $250,000.00 then a Purchaser shall be entitled to bring claims with respect to all Damages);

                  (g) The Indemnifying Parties' collective liability to the Purchasers for matters related to this Agreement or the subject matter hereof shall be limited to an amount equal to $20,000,000.00, and no Indemnifying Parties shall under any circumstances be liable for any amount, whether alone or in aggregate, in excess of such amount; and

                  (h) Notwithstanding Section 8.4(g) above, the collective liability of MDI and Manz to the Purchasers for matters related to this Agreement or the subject matter hereof shall be limited to an amount equal to the sum of $14,000,000.00 plus the value of the shares of MCK Canada Class E Stock held by MDI.

                                   SECTION 9

                                  MISCELLANEOUS

         9.1 EXPENSES. MCK Nevada shall pay, and hold each Purchaser and all holders of Notes, Redeemable Stock, Convertible Stock and Investor Common Stock harmless against liability for the payment of, (a) the fees (up to a maximum of $100,000) and expenses of United States and Canadian counsel to the Purchasers arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby (which fees and expenses shall be payable at the Closing), (b) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby or the Articles of Incorporation (including, without limitation, in connection with any proposed merger, sale, recapitalization or public offering of securities), (c) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Notes or any shares of Redeemable Stock, Convertible Stock or Investor Common Stock, (d) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Articles of Incorporation and (e) the reasonable fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in MCK Nevada or in any other filing with any governmental agency with respect to MCK Nevada which mentions such Person.

         9.2 REMEDIES. Each holder of Notes, Redeemable Stock, Convertible Stock and Investor Common Stock shall have all rights and remedies set forth' in this Agreement, the Articles of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         9.3 TREATMENT OF THE REDEEMABLE STOCK. MCK Nevada covenants and agrees that (a) so long as federal income tax laws prohibit a deduction for distributions made by MCK Nevada with respect to preferred stock, it shall treat all distributions paid by it on the Redeemable Stock as non-deductible dividends on all of its tax returns and (b) it shall treat the Redeemable Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Redeemable Stock as dividends on preferred stock in such statements and reports. MCK Nevada agrees that the "issue price" of the Redeemable Stock for purposes of IRC ss.305 and the regulations thereunder is equal to $1.00 and that the premium to be paid upon certain redemptions of the Redeemable Stock as described in the Articles of Incorporation is solely in the nature of a penalty for premature redemption within the meaning of Treasury Regulation ss.1.30S-S(b). Accordingly, MCK Nevada has determined that there will not be constructive distributions under Treasury Regulation ss. 1.30S-S(b) with respect to the Redeemable Stock.

         9.4 CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, MCK Nevada, MCK Canada, MDI or Manz may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if such party has obtained the written consent of a majority in interest of the Purchasers. No other course of dealing between MCK Nevada and the holder of any Notes, Redeemable Stock, Convertible Stock or Investor Common Stock or any delay in exercising any rights hereunder or under the Articles of Incorporation shall operate as a waiver of any rights of any such holders. This Agreement may only be amended by a written instrument duly executed and delivered by all of the parties hereto.

         9.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

         9.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Notes, Redeemable Stock, Convertible Stock or Investor Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Notes, Redeemable Stock, Convertible Stock, or Investor Common Stock.

         9.7 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         9.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         9.9 DESCRIPTIVE HEADINGS, INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

         9.10 GOVERNING LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

         9.11 NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed as follows, or at such other address as a party may designate by ten (10) days' advance written notice to the other parties to this Agreement pursuant to the provisions of this Section 9.11:

                           (i) if to a Purchaser, to such Purchaser's address set forth on the Schedule of Purchasers, with a copy to:

                                    Wilson Sonsini Goodrich & Rosati, P.C.
                                    650 Page Mill Road
                                    Palo Alto, California 94304, United States
                                      of America
                                    Facsimile: (415) 493-6811
                                    Attention: Jeffrey D. Saper, Esq.

                           (ii)     if to MCK Canada, MDI or Manz, to:

                                    MCK Telecommunications, Inc.
                                    130 Bowness Center, N.W.
                                    Calgary, Alberta T3B 5M5, Canada
                                    Facsimile: (403) 247-9078
                                    Attention: Mr. Cal Manz

                                    with a copy to:

                                    Macleod Dixon Canterra Tower
                                    3700, 400 Third Avenue S.W.
                                    Calgary, Alberta T2P 4H2, Canada
                                    Facsimile: (403) 264-5973
                                    Attention: John T. Ramsay, Esq.

                           (iii)    if to MCK Nevada, to:

                                    MCK Communications Inc.
                                    2255A Rennaissance Drive
                                    Las Vegas, Nevada 89119
                                    United States of America

         9.12 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                            MCK COMMUNICATIONS INC.
                                            a Nevada corporation


                                            By:  /s/ Cal Manz
                                                 ------------------------------
                                                 Cal Manz, President




                                            MCK TELECOMMUNICATIONS INC.
                                            An Alberta corporation


                                            By:  /s/ Cal Manz
                                                 ------------------------------
                                                 Cal Manz, President




                                            MANZ DEVELOPMENTS INC.
                                            an Alberta corporation


                                            By:  /s/ Cal Manz
                                                 ------------------------------

                                                 Cal Manz, President


                                            /s/ Cal Manz
                                            -----------------------------------
                                            Cal Manz, an individual







                       [Stock and Note Purchase Agreement]

                                            SUMMIT VENTURES IV, L.P.


                                            By: Summit Partners IV, L.P.
                                                Its General partner

                                            By: Stamps, Woodsum & Co. IV
                                                Its General partner

                                            By: /s/ Signature Illegible
                                                -------------------------------
                                                Its: General Partner



                                            SUMMIT INVESTORS III, L.P.



                                            By: /s/ Signature Illegible
                                                -------------------------------
                                                 Its: Authorized Signatory



                                            SUMMIT SUBORDINATED DEBT FUND, L.P.


                                            By: Summit Partners III, L.P.
                                                Its General partner

                                            By: Stamps, Woodsum & Co. IV
                                                Its General partner

                                            By: /s/ Signature Illegible
                                                -------------------------------
                                                Its: General Partner





                       [Stock and Note Purchase Agreement]

                                            WS INVESTMENT COMPANY 96A


                                            By: /s/ Signature Illegible
                                                -------------------------------

                                            Its:_______________________________




                                            TRUSTEE, WSGR RETIREMENT PLAN
                                            FBO JEFFREY D. SAPER


                                            By: /s/ Signature Illegible
                                                -------------------------------
                                                Its: Trustee










                       [Stock and Note Purchase Agreement]

                             SCHEDULE OF PURCHASERS



                                   ORIGINAL          NO. OF        PURCHASE          NO. OF         PURCHASE
                                   PRINCIPAL       SHARES OF      PRICE FOR        SHARES OF        PRICE FOR
                                   AMOUNT OF       REDEEMABLE     REDEEMABLE      CONVERTIBLE      CONVERTIBLE    TOTAL PURCHASE
    NAME AND ADDRESS                 NOTES           STOCK          STOCK            STOCK           STOCK            PRICE
    ----------------               ---------       ----------     ----------      ------------     -----------     -------------


Summit Ventures IV. L.P. 600         $     0      12,700,527       $12,700,527     3,619,556      $1,520,162.85      $14,220,689.85
Atlantic Avenue Suite 2800
Boston, Massachusetts
         02210-2227
United States of America
Facsimile:  (617) 824-1121
Attention:  Mr. Paul K. Zurlo

Summit Investors III, L.P.            99,500         566,139           566,139       164,698          69,170.85          734,809.85
600 Atlantic Avenue
Suite 2800
Boston, Massachusetts
         02210-2227
United States of America
Facsimile:  (617) 824-1121
Attention:  Mr. Paul K. Zurlo

Summit Subordinated                4,875,500               0                 0       164,289          68,999.08        4,944,499.08
Debt Fund, L.P.
600 Atlantic Avenue
Suite 2800
Boston, Massachusetts
         02210-2227
United States of America
Facsimile:  (617) 824-1121
Attention:  Mr. Paul K. Zurlo

WS Investment Company 96A              8,750          23,333            23,333         6,944           2,916.38           34,999.38
650 Page Mill Road
Palo Alto, California 94304
United States of America
Facsimile: (415) 493-6811
Attention: Ms. Mary Anne
Pedroni

Trustee, WSGR Retirement Plan         16,250          43,334            43,334        12,897           5,416.56           65,000.56
FBO Jeffrey D. Saper
650 Page Mill Road
Palo Alto, California 94304
United States of America
Facsimile: (415) 493-6811
                                  ----------       ---------        ----------     ---------      -------------      --------------

TOTAL                             $5,000,000       13,333,33        $13,333.33     3,968,384      $1,666,665.72      $19,999,998.72
                                  ==========       =========        ==========     =========      =============      ==============




                                     - 1 -